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          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Carolina First Corporation
Greenville, South Carolina

We hereby consent to the use of our report dated January 17, 1995 with respect to the financial statements of Aiken County National Bank and of our report dated February 3, 1995 with respect to the consolidated financial statements of Carolina First Corporation included in this current report on Form 8-K dated September 13, 1995.



Greenville, South Carolina
September 13, 1995